Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Saul Centers, Inc. and in the related Prospectuses, where applicable, of our reports dated March 15, 2010, with respect to the consolidated financial statements and schedule of Saul Centers, Inc. and the effectiveness of internal control over financial reporting of Saul Centers, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

Registration Statement Number	Form	Description
333-123982	Form S-3	Common Stock to be Resold by Selling Stockholders
333-115262	Form S-8	2004 Stock Plan
333-60064	Form S-3	Common Stock to be Resold by Selling Stockholders
333-59962	Form S-8	Deferred Compensation Plan for Directors
333-41436	Form S-3	Common Stock to be Resold by Selling Stockholders
333-88127	Form S-3	Common Stock to be Resold by Selling Stockholders
333-77890	Form S-8	Deferred Compensation and Stock Plan for Directors
333-139376	Form S-3D	Dividend Reinvestment and Stock Purchase Plan
333-149643	Form S-3	Shelf Registration Statement
333-150785	Form S-8	Amended 2004 Stock Plan
333-151515	Form S-3	Common Stock to be Resold by Selling Stockholders

/s/ Ernst & Young LLP
McLean, Virginia
March 15, 2010